October 27, 2022 INVESTOR PRESENTATION Exhibit 99.1

2 LEGAL INFORMATION AND DISCLAIMER This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coastal Financial Corporation (“Coastal” or “CFC”)’s current views with respect to, among other things, future events and Coastal’s financial performance. Any statements about Coastal’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Coastal or any other person that the future plans, estimates or expectations contemplated by Coastal will be achieved. Coastal has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Coastal believes may affect its financial condition, results of operations, business strategy and financial needs. Coastal’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in Form 10-K for the year ended December 31, 2021, Coastal’s Quarterly Report on Form 10-Q for the most recent quarter, and in any of Coastal’s subsequent filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. This presentation includes industry and trade association data, forecasts and information that Coastal has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Coastal, which information may be specific to particular markets or geographic locations. Some data is also based on Coastal’s good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to Coastal’s market position are based on market data currently available to Coastal. Although Coastal believes these sources are reliable, Coastal has not independently verified the information contained therein. While Coastal is not aware of any misstatements regarding the industry data presented in this presentation, Coastal’s estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Coastal believes that its internal research is reliable, even though such research has not been verified by independent sources. Trademarks referred to in this presentation are the property of their respective owners, although for presentational convenience we may not use the ® or the TM symbols to identify such trademarks. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”), including adjusted net income, adjusted earnings per share-diluted, adjusted return on average assets and adjusted return on average shareholders’ equity. These non-GAAP financial measures and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Coastal’s non-GAAP financial measures as tools for comparison. See the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans.

3 LONG-TERM STRATEGIC VERTICALS The Community Bank “CCB” Provide Banking as a Service (BaaS) “CCBX” • Best-in-class community bank that offers lending and deposit products to commercial customers • Community bank loan portfolio consists primarily of CRE loans, Construction, Land and Land Development loans, and C&I loans - $1.40 billion, or 87.4% of community bank loans • Attractive funding mix with 97.9% core deposits(1) and cost of deposits of 0.16% • Conservative credit culture with strong Net Charge- off performance: 0.03% YTD(2) • Asset-sensitive balance sheet that is well-positioned for current rising interest rate environment • Provides Banking as a Service (BaaS) to broker dealers and digital financial services providers • 19 active partners with 7 more currently in the testing / implementation / onboarding or signed LOI stage • Robust sourcing capabilities and thorough due diligence of potential partner relationships • Exceptional growth in BaaS program fee income(3) of 114.3% YoY • Strong deposit generation platform with total balance of $1.20 billion (98.0% growth YoY), and excluding $266.7 million transferred off the balance sheet • $915.6 million in total loans receivable, with credit and fraud enhancements (381.3% growth YoY) Note: Data as of three months ended September 30, 2022 unless otherwise indicated (1) Core deposits are all deposits excluding brokered and time deposits. (2) Community bank only. (3) Total BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses.

CONSOLIDATED FINANCIAL HIGHLIGHTS - *As of and for the Quarter ended September 30, 2022*

Balance Sheet (in millions)	
Total Assets	$3,133.7
Total Loans Held for Sale	$43.3
Total Loans	$2,507.9
Total Deposits	$2,837.1
Total Shareholders' Equity	$228.7
Earnings and Profitability	
Net Income *(in millions)*	$11.1
Return on Average Assets ("ROAA") - *annualized*	1.45%
Return on Average Shareholders' Equity -*annualized*	19.36%
Net Interest Margin -*annualized*	6.58%
Efficiency Ratio	61.12%
Loans Receivable to Deposits	89.92%
Capital Ratios (Consolidated)	
Total Shareholder Equity to to Total Assets	7.30%
Tangible Equity to Tangible Assets (1)	7.30%
Tier 1 Leverage Capital Ratio	7.70%
Tier 1 Risk-Based Capital Ratio	8.62%
Total Risk-Based Capital Ratio	10.80%
Asset Quality	
Total Nonperforming Assets to Total Assets	0.73%
Total Nonperforming Loans to Total Loans	0.91%
Allowance for Loan Losses to Total Loans	2.36%
Total Net Charge-Offs to Average Loans -*annualized*	1.38 %
Community Bank Net Charge-Offs to Average Loans	0.10 %
CCBX Net Charge-Offs to Average Loans (4)	3.59 %



Total Assets
CAGR: 25.5%
$428.9
$546.5
$622.7
$740.6
$805.8
$952.1
$1,128.5
$1,766.1
$2,635.5
$3,133.7
2013
2014
2015
2016
2017
2018
2019
2020
2021
3Q2022



Total Loans
CAGR: 21.8%
$359.3
$431.1
$499.2
$596.1
$656.8
$767.9
$939.1
$1,547.1
$1,742.7
$2,507.9
2013
2014
2015
2016
2017
2018
2019
2020
2021
3Q2022



Core Deposits (2)
CAGR: 29.9%
$276.8
$351.7
$451.9
$571.5
$612.6
$696.0
$862.5
$1,328.0
$2,249.6
$2,727.8
2013
2014
2015
2016
2017
2018
2019
2020
2021
3Q2022



Net Income
CAGR: 38.1%
$2.0
$2.3
$3.0
$5.0
$6.7
$9.7
$13.2
$15.1
$27.0
$27.5
2013
2014
2015
2016
2017(3)
2018
2019
2020
2021
2022 YTD

(1) Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders' equity to total assets as of the date indicated.
(2) Consists of total deposits less all time and brokered deposits.
(3) 2017 net income is adjusted to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to "Non-GAAP Reconciliation" in the Appendix for additional details.
(4) CCBX net charge-offs were 100% covered by the credit enhancements provided by the partner.

Note: Annual data as of or for the year ended December 31 of each respective year

COASTAL FINANCIAL CORPORATION

4

5 ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") INITIATIVES (1) Source: National Survey of Unbanked and Underbanked Households by the Federal Deposit Insurance Corporation (FDIC) in June 2021. For Coastal, ESG is a complex initiative across the whole organization. Addressing the issue of the 14.1 million unbanked people(1) in the United states cannot be tackled with merely adding products or doing diversity, equity and inclusion training. Nor can real environmental impact happen through mere board level policies and simply changing our investment portfolio. We are choosing to tackle ESG throughout our company with meaningful actions and collaboration. CCBX – Working with our CCBX partners allows us to provide a broader range of services for different demographics through their offerings. Developing the kind of unique offerings to specific under-served or under-banked populations would be difficult for a bank our size, but by partnering with third-party fintech partners like FAIR, Brigit and Greenwood we are able to use our banking charter to support this effort in a much broader scope. Coastal Community Bank – Our community bank has always had close ties to the communities we serve and has been recognized as a corporate philanthropist by the Puget Sound Business Journal. We are now evolving to offer affiliated products through our third-party fintech partners that are more inclusive and meet their needs of a broader range of consumers. Once again, our scope and reach is multiplied by collaborating with our third- party fintech partners to offer inclusive products. ESG Across Coastal Social Responsibility Environmental Responsibility Financial Inclusion We see financial inclusion as providing access to useful and affordable financial products and services to meet the needs of the under-served. However, overcoming a widespread distrust of banks, lack of financial education, and barriers to entry are all part of the process to bring the underserved in our communities the financial products and services they need to thrive. We are actively working to address: • Accessibility to services • Needs based solution • Education BankOn, a local coalition that works to improve the financial stability of unbanked and underbanked residents, is expected to launch in Fall 2022. Climate Change Coastal is approaching our responsibility in many ways from understanding our carbon footprint and identifying offsets to developing strong partnerships with ESG focused fintechs. In 2022, we plan to complete a Sustainable Impact Survey with Aspiration to understand our GHG impact and ways we can offset it. Working with Aspiration, we are exploring ways to develop customer facing-solutions that enable climate action. Additionally, we have and will continue to consider climate change and its impact on our loan portfolio and customers.

CCB OVERVIEW

Dedication to Community Banking

Coastal Community Bank was established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region.

Offers traditional lending and deposit products to commercial and retail customers

- Lending products: Commercial real estate, Small Business Administration ("SBA"), business lines of credit and term, residential mortgage, and credit card and other consumer loans
- Deposit products: Checking, savings, money market, CD's & IRA's

Provides business services such as treasury management, remote deposit capture and credit card processing

CCB's Core Markets

Largest community bank by deposit market share in Snohomish County [1]

- Headquartered in Everett, Washington - the largest city in and county seat of Snohomish County

14 full-service banking locations

- 12 in Snohomish County
- 1 in Island County
- 1 in King County

Notable Employers

Boeing, Providence Health & Services, Department of the Navy, Costco Wholesale, Amazon, Naval Station Everett, Microsoft, Tulalip Tribes, Starbucks Coffee

Accolades and Recognitions

PIPER | SANDLER — "Bank and Thrift Sm-All Stars" **2019 -2022** - *Piper Sandler*

RAYMOND JAMES — Raymond James "Community Bankers Cup Award" **2019-2021**

2014-2021 Recipient of the prestigious "5-Star Rating" from BauerFinancial, Inc.

2022 "Corporate Citizenship" from the Puget Sound Business Journal

Stanwood & Camano News "Best Bank" **2013 - 2022**

(1) FDIC Summary of Deposits June 30, 2022.

Note: Data as of September 30, 2022 unless otherwise indicated

COASTAL FINANCIAL CORPORATION 6

CCBX

CCBX PARTNER ACTIVITY

Business Overview

CCBX provides banking as a service (BaaS) that enables broker dealers and digital financial services partners to offer their customers banking services

19 active partners with 7 more currently in the testing or signed LOI stage as of September 30, 2022:

- Robust sourcing capabilities and intensive due diligence process
- We continue to refine the criteria for CCBX partnerships and are exiting relationships where it makes sense for both parties and are focusing on selecting larger and more established partners, with experienced management teams.
- During the quarter ended September 30, 2022 a few partners wound down their CCBX programs; these programs were not material in terms of income and sources of funds.

Fee-based business model primarily driven by:

- Servicing, expense recovery and other BaaS fees
- Interchange fees
- Credit and fraud enhancements
- Interest income

CCBX Partner Activity


26
3
7
0
16
29
4
2
23
29
3
5
2
19
September 30, 2021
June 30, 2022
September 30, 2022
Active
Friends and family / testing
Implementation / onboarding
Signed letters of intent
Wind down - preparing to exit relationship

Note: Data as of and for the quarter ended September 30, 2022, unless otherwise indicated

COASTAL FINANCIAL CORPORATION 7

8 CCBX REVENUE GROWTH As of and for the three month period indicated (Dollars in thousands) $1,980 $3,219 $3,642 September 30, 2021 June 30, 2022 September 30, 2022 BaaS Program Fee Income (1) Note: Data as of and for the quarter ended September 30, 2022, unless otherwise indicated (1) BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses. Revenue Growth • BaaS Fees includes $29.6 million in credit enhancements and fraud enhancements for the three months ended September 30, 2022, compared to $20.7 million for the three months ended June 30, 2022 and $306,000 for the three months ended September 30, 2021 • Reimbursement for any partner credit enhancement and fraud loss provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partner’s customer loan and deposit accounts and is recognized in noninterest expense • BaaS Program Fee Income, excluding BaaS credit enhancements and BaaS fraud enhancements increased 13% QoQ

9 GROWTH IN CCBX ACTIVITY BASED INCOME $163 $217 $185 $246 $277 $256 $392 $456 $486 $499 $545 $526 $607 $64 $99 $65 $116 $138 $142 $213 $262 $269 $282 $306 $277 $357 $99 $118 $120 $130 $139 $114 $179 $194 $217 $217 $239 $249 $250 Transaction income Interchange income 09/2021 10/2021 11/2021 12/2021 01/2022 02/2022 03/2022 04/2022 05/2022 06/2022 07/2022 08/2022 09/2022 $0 $100 $200 $300 $400 $500 $600 CCBX TRANSACTION AND INTERCHANGE INCOME (Dollars in thousands)

10 CCBX Loans and Deposits (Dollars in thousands) $607,217 $1,066,115 $1,202,270 BaaS-brokered deposits Demand, noninterest bearing Interest bearing September 30, 2021 June 30, 2022 September 30, 2022 (Dollars in thousands) $190,144 $667,738 $915,552 Other consumer loans Residential RE secured credit cards Commercial and industrial loans Credit cards September 30, 2021 June 30, 2022 September 30, 2022 Growing platform for low-cost deposit generation • Deposit growth of $136.2 million, or 12.8%, as of September 30, 2022, compared to June 30, 2022, and $595.1 million, or 98.0%, compared to September 30, 2021 • Access to $266.7 million million in CCBX deposits that are transferred off the balance sheet as of September 30, 2022 • CCBX deposits moved to interest bearing from noninterest bearing as a result of the Fed Funds rate increases in 1Q22 and 2Q22 Partner loan origination diversifies loan portfolio • As of September 30, 2022, loan growth of $111.6 million, or 13.9%, compared to June 30, 2022, and $725.4 million or 381.3%, compared to September 30, 2021 • Consumer loans increased $93.6 million, or 21.9%, to $521.3 million as of September 30, 2022, compared to $427.8 million as of June 30, 2022 • Does not include $43.3 million in Loans Held for Sale as of September 30, 2022, compared to $60.0 million as of June 30, 2022. CCBX Loans Receivable CCBX Deposits Note: Data as of and for the quarter ended September 30, 2022, unless otherwise indicated 381.3% 13.9% 98 .0% 12.8%

11 ROBUST SOURCING CAPABILITIES AND PARTNERING • Involve board members • Fintech experts and partners • Integrate Coastal LPs Thesis-Driven Sourcing Due Diligence Onboarding to Date Intensive Filtering • Focused points of view and research with experts • Proactive market mapping and product identification • Diversity and inclusion • Visionary management teams • Strong execution teams • Compelling unit economics • Bankable size (scalable) • Rigorous vendor process of review • Proud of “slow and thorough” approach – Strategic Partner Assessment risked based • Leverage advisors and network for diverse insights • Integrate/leverage strategic eco-system partners

12 HISTORIC PROFITABILITY AND EFFICIENCY Net Income and Return on Average Assets N et In co m e ($ m m ) Efficiency Ratio (%) and Noninterest Expense (“NIE”) to Average Assets (%) RO A A (% ) Ef fic ie nc y Ra ti o (% ) N IE / A ve ra ge A ss et s (% ) Note: Annual data is as of and for the year ended December 31 of each respective year. Quarterly data is as of or for the three months ended of each respective quarter. (1) Adjusted to exclude the impact of deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (2) Change in NIE / Average Assets: 3Q2022 includes $27.3 million in BaaS loan and fraud expense compared to $715,000 in 3Q2021. This negatively affected the NIE to average asset ratio even though our partners covered 100% of these losses. (1) $2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $6.7 $11.1 0.49% 0.52% 0.76% 0.90% 1.14% 1.28% 0.98% 1.24% 1.21% 1.45% Net Income Return on Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 3Q2021 3Q2022 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 78.5% 79.0% 69.7% 67.2% 65.1% 61.8% 58.1% 58.8% 64.7% 61.1% 3.92% 3.51% 3.28% 3.00% 3.09% 3.01% 2.47% 2.90% 2.91% 6.66% Efficiency Ratio NIE / Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 3Q2021 3Q2022 25.0% 50.0% 75.0% 100.0% (2)

13 CRE - Owner Occupied 13.4% C&I 13.5% Consumer and other 20.8% 1-4 Family 16.0% CRE - Non- Owner Occupied 17.5% Multifamily 9.8% Construction and Land Development 8.9% LOAN COMPOSITION Consolidated Loan Composition Community Bank Loan Concentrations by County Consolidated Commercial & Industrial (“C&I”) Portfolio • $339.9 million total C&I loans ◦ $174.3 million in capital call lines ◦ $154.8 million in other C&I loans ◦ $5.8 million in PPP Small Business Administration (“SBA”) C&I loans ◦ $4.7 million in other SBA C&I loans Consolidated Commercial Real Estate (“CRE”) Portfolio • $1.25 billion total CRE & Construction, Land and Land Development loans ◦ $72.3 million of SBA 504 loans in portfolio ◦ 293% regulatory aggregate CRE to total risk- based capital (1) Consolidated 1-4 Family Real Estate Portfolio • $402.8 million total 1-4 family loans ◦ $9.5 million purchased from financial institutions, all of which were individually re-underwritten Consumer Loans • Total $523.5 million ◦ $521.3 million in CCBX loans, 98.5% with credit enhancement ▪ Credit cards, consumer term loans & lines of credit Legal Lending Limit • $62.5 million as of September 30, 2022 (1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of September 30, 2022. Note: Data as of and for the quarter ended September 30, 2022, unless otherwise indicated. Investor Real Estate 36.2% Owner Operated Businesses 26.9% Snohomish 32.6% King 25.7% Whatcom 3.3% Skagit 2.4% Pierce 4.6% Thurston 1.1% Yakima 1.3% Island 2.0% Other WA Counties 6.6% Out of State 20.4%

14 Demand, noninterest bearing 28.7% NOW and money market 63.7% Savings 3.8% Time deposits < $100K 0.5% Time deposits > $100K 0.7% BaaS-brokered 2.6% DEPOSIT COMPOSITION Deposit Composition Core Deposit Driven Funding Emphasis on core deposits has helped generate an attractive funding mix • Core deposits are all deposits excluding time deposits and brokered deposits • Core deposits were 108.8% of total loans as of September 30, 2022 • Core deposits were 96.2% of total deposits as of September 30, 2022 • Cost of total deposits was 0.82% for the quarter ended September 30, 2022 compared to 0.25% for the quarter ended June 30, 2022, and 0.10% for the quarter ended September 30, 2021 ◦ Cost of deposits for the community bank and CCBX were 0.16% and 1.79%, respectively for the quarter ended September 30, 2022 • We continue to focus on managing our deposits to maintain low deposit costs in this increasing rate environment • No internet-sourced deposits • Ability to use funding from BaaS program and to transfer deposits off the balance sheet when not needed. • Access to $266.7 million in CCBX deposits that are currently transferred off the balance sheet as of September 30, 2022 Note: Data as of and for the quarter ended September 30, 2022 unless otherwise indicated. Core Deposits 96.2 (1) 74.8% 77.0% 96.2% 108.8% December 31, 2013 September 30, 2022 CORE DEPOSITS/TOTAL DEPOSITS (%) CORE DEPOSITS/TOTAL LOANS (%)

15 SEGMENT OVERVIEW - Community Bank and CCBX 0.13% 0.08% 0.16% 0.02% 0.56% 1.79% 0.25% 0.10% 0.82% Community Bank CCBX Consolidated September 30, 2021 June 30, 2022 September 30, 2022 —% 0.50% 1.00% 1.50% 2.00% Average Cost of Deposits (annualized)

16 SEGMENT OVERVIEW - Community Bank and CCBX (1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company’s community bank loans. (2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. 4.67% 5.04% 5.31% 3.65% 12.35% 13.96% 4.57% 7.34% 8.46% Community Bank CCBX - Gross (1) Consolidated September 30, 2021 June 30, 2022 September 30, 2022 0.00% 5.00% 10.00% 15.00% 4.67% 5.04% 5.31% 2.61% 5.25% 7.05% Community Bank CCBX - Net (2) September 30, 2021 June 30, 2022 September 30, 2022 —% 2.50% 5.00% 7.50% 10.00% 0.00% (0.01)% 0.10% 0.02% 2.05% 3.59% 0.00% 0.64% 1.38% Community Bank CCBX Consolidated September 30, 2021 June 30, 2022 September 30, 2022 -0.01% 0.00% 0.01% 0.02% 0.03% 1.32% 1.36% 1.26% 0.08% 3.55% 4.28% 1.19% 2.11% 2.36% Community Bank CCBX Consolidated September 30, 2021 June 30, 2022 September 30, 2022 —% 1.25% 2.50% 3.75% 5.00% Average Yield - Loans Receivable Net Charge-Offs Allowance for Loan Losses to Total Loans Community Bank: Average Yield - Loans Receivable CCBX: Net BaaS Loan Income /Average CCBX Loans (annualized)(annualized) (annualized)

17 STRONG ASSET QUALITY (1) These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements, see note below for more information. (2) Agreements with our CCBX partners provide for a credit enhancement which protects the Bank by absorbing incurred losses. Under the agreement, the CCBX partner will reimburse the Bank for its loss/charge-off on these loans. Timing of the loss/charge-off varies depending on the type of loan; installment loans are charged off at 120 days and credit cards and open ended lines at 180 days. Once the loss/charge-off occurs then the Bank will collect the loss amount from the CCBX partner. 1.52% 1.11% 0.26% 0.19% 0.09% 0.04% 0.07% 0.03% 0.73% 2015 2016 2017 2018 2019 2020 2021 3Q2021 3Q2022 NPAs / Assets NPLs by Segment (in thousands) NPLs / Loans 0.54% 0.27% 0.32% 0.24% 0.11% 0.05% 0.10% 0.04% 0.91% 2015 2016 2017 2018 2019 2020 2021 3Q2021 3Q2022 $617 $231 $7,061 $123 $5,580 (2) $15,821 (2) Community Bank CCBX September 30, 2021 June 30, 2022 September 30, 2022 $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 NPAs by Segment (in thousands) $617 $231 $7,061 $123 $5,580 (2) $15,821 (2) Community Bank CCBX September 30, 2021 June 30, 2022 September 30, 2022 $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 (1) (1)

18 CFC LOAN AND DEPOSIT GROWTH $1,705,682 $2,334,354 $2,507,889 Community Bank CCBX September 30, 2021 June 30, 2022 September 30, 2022 Loan Growth of $173.5 million or 7.4% from June 30, 2022 Cost of funds 0.82% for the Quarter Ended September 30, 2022 $2,223,540 $2,697,305 $2,837,066 Community Bank CCBX September 30, 2021 June 30, 2022 September 30, 2022 (Dollars in thousands) (Dollars in thousands) CCBX Deposit Growth of $136.2 million* or 12.8% from June 30, 2022 Total loans does not include $43.3 million in Loans Held for Sale at September 30, 2022 Credit Quality 98.7% of Portfolio "Pass" Total DepositsTotal Loans *Does not include $266.7 million million in CCBX deposits as of September 30, 2022, that were transferred off the balance sheet Note: Data as of and for the quarter ended September 30, 2022, unless otherwise indicated

19 CFC QUARTERLY RESULTS 3Q2022 Financial Results: Balance Sheet As of the quarter ended (Dollars in millions, except per share amounts) September 30, 2022 June 30, 2022 September 30, 2021 Total Assets $3,133.7 $2,969.7 $2,451.6 Total Loans $2,507.9 $2,334.4 $1,705.7 Total Deposits $2,837.1 $2,697.3 $2,223.5 Total Shareholders’ Equity $228.7 $217.7 $161.1 Book Value Per Share $17.66 $16.81 $13.41 For the Three Months Ended September 30, Earnings 2022 2021 Net Income (Dollars in millions) $11.1 $6.7 Basic Earnings Per Share $0.86 $0.56 Return on Average Assets 1.45% 1.21% Provision for Loan Losses (Dollars in thousands) $18,428 $255

20 DIVERSITY, EQUITY, AND INCLUSION (DEI) AND ESG INITIATIVES Young Adults ESG Immigrants Underserved Small Business Black Women Latinx Asian Muslim

21 APPENDIX

CFC SELECTED YEAR-END FINANCIALS

(Dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2021	2020	2019	2018	2017
Statement of Income Data:					
Total interest income	$ 83,083	$ 63,038	$ 48,587	$ 38,743	$ 32,113
Total interest expense	3,646	5,652	6,576	3,926	2,875
Provision for loan losses	9,915	8,308	2,544	1,826	870
Net interest income after provision for loan losses	69,522	49,078	39,467	32,991	28,368
Total noninterest income	28,118	8,182	8,258	5,467	4,154
Total noninterest expense	63,263	38,119	31,063	26,216	22,433
Provision for income taxes	7,372	3,995	3,461	2,541	4,653
Net income	27,005	15,146	13,201	9,701	5,436
Adjusted net income (1)	N/A	N/A	N/A	N/A	6,731
Balance Sheet Data:					
Cash and cash equivalents	$ 813,161	$ 163,117	$ 127,814	$ 125,782	$ 89,751
Investment securities	36,623	23,247	32,710	37,922	38,336
Loans	1,742,735	1,547,138	939,103	767,899	656,788
Allowance for loan losses	(28,632)	(19,262)	(11,470)	(9,407)	(8,017)
Total assets	2,635,517	1,766,122	1,128,526	952,110	805,753
Interest-bearing deposits	1,007,879	829,046	596,716	510,089	460,937
Noninterest-bearing deposits	1,355,908	592,261	371,243	293,525	242,358
Total deposits	2,363,787	1,421,307	967,959	803,614	703,295
Total borrowings	52,873	192,292	23,562	33,546	33,529
Total shareholders' equity	201,222	140,217	124,173	109,156	65,711
Share and Per Share Data: (2)					
Shares outstanding at end of period	12,875,315	11,954,327	11,913,885	11,893,203	9,248,901
Weighted average common shares outstanding–diluted	12,701,464	12,209,371	12,196,120	10,608,764	9,237,629
Book value per share	$ 15.63	$ 11.73	$ 10.42	$ 9.18	$ 7.11
Tangible book value per share (3)	15.63	11.73	10.42	9.18	7.11
Earnings per share – basic	2.25	1.27	1.11	0.93	0.59
Earnings per share – diluted	2.16	1.24	1.08	0.91	0.59
Adjusted earnings per share – diluted (1)	N/A	N/A	N/A	N/A	0.73
Performance Ratios:					
Return on average assets	1.24%	0.98%	1.28%	1.14%	0.73%
Adjusted return on average assets (1)	N/A	N/A	N/A	N/A	0.90%
Return on average shareholders' equity	17.24%	11.44%	11.29%	11.40%	8.27%
Adjusted return on average shareholders' equity (1)	N/A	N/A	N/A	N/A	10.24%
Credit Quality Ratios:					
Nonperforming assets to total assets	0.07%	0.04%	0.09%	0.19%	0.26%
Nonperforming assets to total loans and OREO	0.10%	0.05%	0.11%	0.24%	0.32%
Nonperforming loans to total loans	0.10%	0.05%	0.11%	0.24%	0.32%
Allowance for loan losses to total loans	1.64%	1.25%	1.22%	1.23%	1.22%
Net charge-offs to average loans	0.03%	0.04%	0.06%	0.06%	0.06%

(1) Refer to "Non-GAAP Reconciliation" in this Appendix for additional details.
(2) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(3) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

COASTAL FINANCIAL CORPORATION 22

CFC SELECTED QUARTERLY FINANCIALS

(Dollars in thousands, except per share data)	3Q2022	2Q2022	1Q2022	4Q2021	3Q2021
			As of and for the Quarter Ended		
Statement of Income Data:					
Total interest income	$ 55,179	$ 41,819	$ 30,142	$ 25,546	$ 19,608
Total interest expense	5,990	1,933	874	843	801
Provision for loan losses	18,428	14,094	12,942	8,942	255
Net interest income after provision for loan losses	30,761	25,792	16,326	15,761	18,552
Total noninterest income	34,391	25,492	21,986	14,220	6,132
Total noninterest expense	51,087	38,169	30,415	21,050	16,130
Provision for income taxes	2,964	2,939	1,667	1,641	1,870
Net Income	11,101	10,176	6,230	7,290	6,684
Balance Sheet Data:					
Cash and cash equivalents	$ 410,728	$ 405,689	$ 682,109	$ 813,161	$ 669,725
Investment securities	98,871	109,821	136,177	36,623	34,924
Loans	2,507,889	2,334,354	1,964,209	1,742,735	1,705,682
Allowance for loan losses	(59,282)	(49,358)	(38,770)	(28,632)	(20,222)
Total assets	3,133,741	2,969,722	2,833,750	2,635,517	2,451,568
Interest-bearing deposits	2,023,849	1,879,253	1,738,426	1,007,879	927,097
Noninterest-bearing deposits	813,217	818,052	838,044	1,355,908	1,296,443
Total deposits	2,837,066	2,697,305	2,576,470	2,363,787	2,223,540
Core deposits (1)	2,727,830	2,584,831	2,460,954	2,249,573	2,148,445
Total borrowings	27,931	27,911	27,893	52,873	52,854
Total shareholders' equity	228,733	217,661	207,920	201,222	161,086
Share and Per Share Data: (2)					
Shares outstanding at end of period	12,954,573	12,948,623	12,928,548	12,875,315	12,012,107
Weighted average common shares outstanding–diluted	13,536,823	13,442,013	13,475,337	12,701,464	12,456,674
Book value per share	$ 17.66	$ 16.81	$ 16.08	$ 15.63	$ 13.41
Tangible book value per share (3)	17.66	16.81	16.08	15.63	13.41
Earnings per share – basic	0.86	0.79	0.48	0.60	0.56
Earnings per share – diluted	0.82	0.76	0.46	0.57	0.54
Performance Ratios:					
Return on average assets	1.45%	1.41%	0.93%	1.14%	1.21%
Return on average shareholders' equity	19.36%	18.86%	12.12%	16.80%	16.77%
Credit Quality Ratios:					
Nonperforming assets to total assets	0.73%	0.20%	0.08%	0.07%	0.04%
Nonperforming assets to total loans and OREO	0.91%	0.25%	0.12%	0.10%	0.05%
Nonperforming loans to total loans	0.91%	0.25%	0.12%	0.10%	0.04%
Allowance for loan losses to total loans	2.36%	2.11%	1.97%	1.64%	1.19%
Net charge-offs to average loans	1.38%	0.64%	0.64%	0.13%	0.00%
Other Key Ratios:					
Yield on Loans Receivable	8.46%	7.34%	6.80%	5.92%	4.57%
Cost of Deposits	0.82%	0.25%	0.09%	0.09%	0.10%
Net Interest Margin	6.58%	5.66%	4.45%	3.95%	3.48%
Efficiency Ratio	61.12%	58.38%	59.34%	54.08%	64.68%
Loans Receivable to Deposits	89.92%	86.54%	76.24%	73.73%	76.71%
Cost of Funds	0.85%	0.29%	0.14%	0.14%	0.16%

(1) Core deposits are defined as all deposits excluding time and brokered deposits.
(2) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(3) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

COASTAL FINANCIAL CORPORATION

23

24 COMMUNITY BANK LOAN PORTFOLIO STATISTICS (1) (1) (2) (2) (3) (1) Based on best available data. If a loan has multiple guarantors, FICO score represented is highest of the guarantors. FICO scores are based off origination unless updated through annual term loan review or other credit action. (2) Loan to Value (“LTV”) data is based on best available data. LTV at origination is used unless updated information was made available through an annual term loan review or other credit action. (3) Debt Service Coverage Ratio (“DSCR”) data is based on best available data. DSCR at origination is used unless updated information was made available through an annual term loan review or other credit action. (1) Source: https://www.statista.com/statistics/206546/us-hotels-occupancy-rate-by-month/ Most current data as of September 30, 2022 unless noted otherwise (1) (1) (2) (2) (3) (3) The Bank’s hotel portfolio predominantly consists of travel hotels/motels and as such our occupancy rates are higher than the national average. (1) Significant CRE Loan Sub-Categories Total Commitments Weighted Average Seasoning (Months) Weighted Average FICO Score Weighted Average LTV Weighted Average DSCR Multifamily $254,114,108 27.2 Months 765.89 60.49% 3.48x Hotels $170,113,442 33 Months 771.27 51.78% 1.93x Retail $120,277,670 27 Months 764.10 57.41% 2.48x Mixed Use $88,935,844 42.7 Months 752.86 56.14% 2.51x Convenience Stores $85,621,782 38.9 Months 775.20 53.95% 4.05x Warehouse $76,148,038 46.2 Months 779.01 57.57% 3.78x Office - General $72,355,902 50.6 Months 770.17 60.27% 2.70x Mini Storage $48,798,430 16.8 Months 776.20 63.28% 3.95x Manufacturing $42,398,852 58.6 Months 761.52 58.32% 2.75x Office - Professional $31,390,113 30.5 Months 783.79 53.73% 2.25x Loan Category Commitments Weighted Average Seasoning (Months) Weighted Average FICO Score Weighted Average LTV Weighted Average DSCR Commercial Real Estate $1,061,369,080 35.1 Months 768.91 57% 2.99x C&I (excludes FI, CCL & PPP loans) $187,740,162 30.6 Months 765.27 46% 4.41x Construction/Land $387,188,133 17.2 Months 784.95 52% 4.48x Hotel Portfolio Occupancy Rates (weighted avg) O cc up an cy R at e 45.4% 30.9% 39.4% 52.3% 51.3% 54.8% 62.7% 50.5% 41.5% 40.2% 44.1% 47.4% 70.9% 77.0% 78.1% 67.3% 65.0% 63.5% 60.3% 56.7% 68.4% 73.2% 72.7% 72.4% 82.9% 81.9% 82.8% 75.7% 39.4% 24.5% 33.1% 42.2% 47.0% 48.6% 48.3% 48.3% 40.3% 36.7% 39.3% 45.3% 66.1% 69.6% 63.2% 61.6% 62.9% 57.6% 53.3% 47.8% 56.9% 64.0% 65.5% 65.1% 70.1% 69.6% 66.5% 66.7% CCB Portfolio National Avg Mar- 20 Apr- 20 May- 20 Jun- 20 Jul-20 Aug- 20 Sep- 20 Oct- 20 Nov- 20 Dec- 20 Jan- 21 Feb- 21 Jun- 21 Jul-21 Aug- 21 Sep- 21 Oct- 21 Nov- 21 Dec- 21 Jan- 22 Feb- 22 Mar- 22 Apr- 22 May- 22 Jun- 22 Jul-22 Aug- 22 Sep- 22 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0%

CCBX

CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH

CCBX Loan Portfolio Information
September 30, 2022

(dollars in thousands; unaudited)	Type of Lending	Balance	Percent of CCBX loans receivable	Available Commitments [1]	Maximum Portfolio Size	Number of Accounts	Average Loans Size	Reserve/ Pledge Account Amount [2]
Commercial and industrial loans:								
Capital call lines	Business - Venture Capital	$ 174,311	19.0 %	$ 760,192	$ 350,000	171	$ 1,019.4	$ —
All other commercial & industrial loans	Business - Small Business	16,015	1.8	546	68,320	683	23.4	675
Real estate loans:								
Home equity lines of credit [3]	Home Equity - Secured Credit Cards	203,910	22.3	436,346	250,000	8,836	23.1	25,283
Consumer and other loans:								
Credit cards - cash secured	Credit Cards - Primarily Consumer	11,928		3,871				—
Credit cards - unsecured	Credit Cards - Primarily Consumer	205,067		797,043				9,387
Credit cards - total		216,995	23.7	800,914	565,534	162,170	0.1	9,387
Installment loans - cash secured	Consumer	29,949		—				—
Installment loans - unsecured	Consumer	264,958		—				11,554
Installment loans - total		294,907	32.2	—	1,040,404	196,058	1.5	11,554
Other consumer and other loans	Consumer - Secured Credit Builder & Unsecured consumer	9,414	1.0	559	195,743	47,335	0.2	2,512
Gross CCBX loans receivable		915,552	100.0 %	$ 1,998,557	$ 2,470,001	415,253	$ 2.2	$ 49,411
Net deferred origination costs		17						
Loans receivable		$ 915,569						

(1) Remaining commitment available, net of outstanding balance.
(2) Balances are as of October 4, 2022.
(3) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.

Three Part Lending Approach:

- **Credit Enhancement & Indemnification Process**
- **Cash Reserve Pledge Account**
- **Credit Enhancement Waterfall**

COASTAL FINANCIAL CORPORATION 25

26 CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH 2. Cash Reserve Pledge Account Partner pledges/places cash in a Bank controlled deposit account at an agreed percentage of the loan balance: • We call this account the cash reserve pledge account; • The Bank has the right to access the cash reserve account for losses when they occur; • The percentage in the cash reserve account is determined based on underwriting criteria and the loss rate expected on the loan category and frequency on which the account must be replenished/backfilled (weekly or monthly); and • We monitor cash pledge accounts regularly to determine if any replenishment amounts are late and to determine consistency of losses with underwriting. 1. Credit Enhancement & Indemnification Process CCBX Partner ("Partner") contractually agrees to cover credit and fraud losses on loans they originate: • Terms are specified in program agreement; • We compensate the Partner for taking on this risk by paying Partner for credit and fraud enhancement which is reflected as BaaS loan expense on our books; and • If losses are managed well and lower than expected, then the Partner has higher net revenue (revenue received from the Bank less losses paid to the Bank)- they have a financial incentive to underwrite correctly and reduce/contain losses. 3. Credit Enhancement Waterfall Credit enhancement waterfall approach: • Cash reserve pledge account is available to cover ongoing loan losses and is replenished weekly or monthly; • The Partner contractually agrees to replenish the cash pledge reserve account based on its financial wherewithal (cash, capital reserves, and future earnings); • If account is not replenished, then the partner is in default of the agreement and the Bank can withhold credit and fraud enhancement and loan servicing revenue until the account is replenished – the Bank has back-up loan servicing options for partners if it needs to take over servicing; • If the partner defaults, then the Bank retains all interest to cover future loans, would write-off any amounts due from the partner. • Note – Loan losses on the loan portfolio will have already been incurred and recognized from using the cash pledge reserve and the cash pledge reserve replenishment feature (financial wherewithal of Partner) so the portfolio that the Bank will be incurring losses on will be partially or fully seasoned, so loan losses going forward would be anticipated to be lower than the initial losses on the portfolio already incurred by the Partner.

27 ASSET-SENSITIVE BALANCE SHEET Loan Repricing 27% 8% 14% 25% 24% 2% 32% 5% 22% 18% 22% 1% 28% 6% 24% 19% 22% 1% 9/30/2021 6/30/2022 9/30/2022 Three months or less Over three months - 12 months Over one year - three years Over three years - five years Over five years - 15 years Over 15 years Bank will Benefit when Rates Increase • Asset sensitive • 28% of our assets reprice within 3 months as of September 30, 2022, up from 27% at September 30, 2021 Community Bank Loans: • 2.79 years weighted average reprice • 7.43 years weighted average maturity CCBX underlying loans reprice as follows: • 25% reprice within 1 year • 51% reprice in 1-3 years • 20% reprice in 3-5 years Loan Strategy: • shorter term loans • interest rate swaps • variable loans • CCBX loans - portion of rate that bank retains reprices as published rate changes Deposit Strategy: • Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits) • CCBX deposit costs - after exceeding the floor, deposits reprice as the published rate changes Note: Data as of and for the quarter ended September 30, 2022 unless otherwise indicated.

28 NON-GAAP RECONCILIATION –Net BaaS Loan Income/Average CCBX Loans The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Reconciliations of the GAAP and non-GAAP measures are presented below. As of and for the Three Months Ended (dollars in thousands; unaudited) September 30, 2022 June 30, 2022 September 30, 2021 Net BaaS loan income divided by average CCBX loans: Total average CCBX loans receivable $ 893,655 $ 691,294 $ 160,022 Interest and earned fee income on CCBX loans 31,449 21,281 1,471 Less: loan expense on CCBX loans (15,560) (12,229) (419) Net BaaS loan income $ 15,889 $ 9,052 $ 1,052 Net BaaS loan income divided by average CCBX loans 7.05% 5.25% 2.61 % CCBX loan yield 13.96% 12.35% 3.65%

29 NON-GAAP RECONCILIATION – 2017 ADJUSTED MEASURES Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. Our management uses the non-GAAP financial measures set forth below in its analysis of our performance for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. • “Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. • “Adjusted earnings per share-diluted” is a non-GAAP measure defined as net income, plus additional income tax expense as noted above, divided by weighted average outstanding shares (diluted). The most directly comparable GAAP measure is earnings per share. • “Adjusted return on average assets” is a non-GAAP measure defined as net income, plus additional income tax expense as noted above, divided by average assets. The most directly comparable GAAP measure is return on average assets. • “Adjusted return on average shareholders’ equity” is a non-GAAP measure defined as net income, plus additional income tax expense as noted above, divided by average shareholders’ equity. The most directly comparable GAAP measure is return on average shareholders’ equity. (1) Share and per share amounts are based on total common shares outstanding, which includes common stock and nonvoting common stock. These amounts have been adjusted to give effect to a one-for-five reverse stock split of common shares completed effective May 4, 2018. (Dollars in thousands, except share and per share data) As of or for the Year Ended, December 31, 2017 Adjusted net income: Net income $ 5,436 Plus: additional income tax expense 1,295 Adjusted net income $ 6,731 Adjusted earnings per share – diluted Net income $ 5,436 Plus: additional income tax expense for deferred tax asset revaluation 1,295 Adjusted net income $ 6,731 Weighted average common shares outstanding– diluted (1) 9,237,629 Adjusted earnings per share – diluted (1) $ 0.73 Adjusted return on average assets Net income $ 5,436 Plus: additional income tax expense for deferred tax asset revaluation 1,295 Adjusted net income $ 6,731 Average assets $ 748,940 Adjusted return on average assets 0.90% Adjusted return on average shareholders’ equity Net income $ 5,436 Plus: additional income tax expense for deferred tax asset revaluation 1,295 Adjusted net income $ 6,731 Average shareholders’ equity $ 65,720 Adjusted return on average shareholders’ equity 10.24%